Exhibit 99.3

MORGAN BEAUMONT, INC

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (hereinafter "Agreement") made and entered into effective as at the 5th day of September, 2006, by and between MORGAN BEAUMONT INC., a Florida Corporation (hereinafter referred to as "Company") and RAYMOND P. SPRINGER (hereinafter referred to as "Executive").

W I T N E S S E T H:

WHEREAS, Company is engaged in the operation, management and sales of products and services;

WHEREAS, the parties desire to enter into an Employment Agreement whereby Executive will serve as Chief Financial Officer and Executive Vice President of Company.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.Recitals. The foregoing recitals are true and correct in every respect and are incorporated by reference herein.

2.	Definitions.

a.	"Board" shall refer to the Board of Directors of Company.

b.    "Disability" or "Disabled" shall mean a physical or mental impairment that prevents Executive from performing the essential functions of his job on a permanent basis.

c.    "Option" shall mean a written document authorizing the purchase of stock of Company, at a specified price, for a defined period of time.

d.	"Change in Control" shall mean the occurrence of any of the following:

i.

The acquisition by any "Person" (as the term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")) of any securities of Company which generally entitles the holder thereof to vote for the election of directors of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" (as defined in the Act) by such Person, would result in such Person "Beneficially Owning" (as defined in the Act) fifty percent or more of the combined voting power of the Company's then outstanding Voting Securities; or

ii.	Company survives a merger, consolidation or other reorganization only as a subsidiary of an entity (other than an entity which was

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controlled by Company immediately prior to such merger, consolidation or other reorganization); or

iii.	Company sells, leases or exchanges all or substantially all of its assets to another person or entity (other than an entity controlled by Company); or

iv.	Company is dissolved.

3.	Duties And Devotion Of Efforts.

a. Duties. Company hereby employs Executive as the Chief Financial Officer and Executive Vice President of Company. As Chief Financial Officer and Executive Vice President, Executive shall perform all duties and administrative tasks ordinarily performed by a Chief Financial Officer and Executive Vice President of a similar business and other duties reasonably assigned to him by the Board to the extent permitted under law, including the Securities Laws of the United States, and applicable canons of professional ethics and which may reasonably be accomplished under the terms set forth herein. In addition to the above duties, Executive shall have the duties set forth on Schedule 3(a) hereto.

b. Devotion of Effort. Executive hereby accepts such employment and agrees to devote his best professional efforts to the interests of Company as described herein. Executive agrees to faithfully observe and abide by all rules, regulations and Bylaws of Company which are in force and which are brought to his attention. During the term of the Agreement, Executive shall conduct himself in a manner befitting his position as a professional corporate Executive.

4. Term Of Employment.

a. Term. Company hereby employs Executive for the period commencing on the 5th day of September, 2006, (the "Start Date") and ending on December 31, 2008 ("Initial Term").

b. Succeeding Terms. The Agreement will thereafter be automatically renewed for succeeding terms of 2 years ("Succeeding Terms") unless terminated in accordance with this Agreement.

5.	Compensation.

During each Term hereof, Company shall provide the following to Executive:

a. Compensation and Benefits. The Compensation and Benefits set forth on Schedule 5 hereto.

b. Non-Cash Compensation. Non-cash compensation set forth on Schedule

c. D & O Insurance. Director's and Officer's Insurance equal to or greater than that provided on the Effective Date of this Agreement.

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d. Automobile Allowance. An automobile allowance in accordance with Company policy for senior level executives.

6.	Executive Expenses.

Executive shall be reimbursed for expenses incurred in connection with his employment with Company as set forth on Schedule 6 hereof ("Expenses").

7.	Termination Of Employment.

a. Termination. Either party may terminate this Agreement at the expiration of any Term by delivering a written notice of non-renewal to the other party at least 180 days prior to the expiration of such Term. Failure to provide such notice will result in an automatic renewal as set forth herein.

b. Termination of Employment by Company "For Cause". Company may immediately terminate this Agreement For Cause, as defined below, upon delivery of a written notice of For Cause Termination to Executive. For Cause shall mean upon the occurrence of any of the following events:

i.	Executive's gross negligence or breach of this Agreement; or

ii.	Executive is convicted of, or pleads guilty or no contest to, any crime punishable as a felony, embezzlement or fraud; or

iii.          Executive engages in immoral or dishonest acts which materially and negatively affect Company.

c.    Termination Not For Cause. This Agreement shall be deemed to have been terminated without cause upon the occurrence of any of the following:

i.	The Company's delivery of notice of termination without cause to Executive as of the date specified in the notice.
ii.

In the event Executive is demoted in a demotion approved by the Board, then, if Executive does not consent to such demotion Executive's employment hereunder shall be considered terminated by Company without cause, as of the date the demotion would otherwise have been effective.

iii.	In the event the Company gives Executive notice of non-renewal in accordance with the terms of Article 7(a), effective upon delivery of the notice.
iv.	In the event of a Change in Control, effective upon the Change in Control.

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d.    Death or Disability. The employment relationship between Company and Executive shall automatically terminate upon the death or total disability of Executive. Such a termination shall be considered a for cause termination of employment, except that Base Salary through the date of termination, any Bonus which has been earned but not yet paid, and reimbursement for Expenses incurred prior to termination shall be paid by Company to Executive or Executive's estate, as appropriate. In addition, Executive shall be entitled to be paid the pro-rated portion of any Bonus which would have been earned for the fiscal year in which the event of termination occurs, within 90 days of the date of determination of the Bonus, and to immediate vesting of any Options granted pursuant hereto.

e.    Voluntary Termination. Executive may voluntarily terminate this Agreement and employment relationship by giving sixty (60) days written notice to the other party.

f.	Compensation Upon Termination.

i.

Should Executive be involuntarily terminated by Company without cause, Executive shall be entitled to be paid Base Salary through the end of the then current Term, but not to exceed 12 months Base Salary.

ii.

In the event of a termination of employment for any reason, Executive shall be entitled to receive any Bonus which has been earned but not yet paid (if such termination is subsequent to September 30 of any calendar year but before the Bonus is paid) and reimbursement of Expenses incurred prior to termination.

iii.

Company shall not make any other payments to or on behalf of Executive, whether in the form of bonuses, severance, paid time off, profit sharing contributions, or otherwise. Executive agrees that in the event of termination, Executive is not entitled to unemployment compensation and will not seek unemployment compensation.

8.	Notice.

Any and all notices, requests, demands, directions or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given or made when personally delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows or to such other address as the party to whom the same is intended shall have specified in conformity with the foregoing:

As to Company:	Morgan Beaumont Inc.

6015 31st Street East, Suite 101

Bradenton, FL 34203

Attn: Clifford Wildes, Chairman

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As to Executive:	Raymond P. Springer

XXXXX

XXXXX

(or such other address as may be provided by Executive in writing).

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9.	Indemnity.

a.    Executive shall indemnify and hold Company harmless from and against any and all claims or actions brought by any person or from liabilities, losses, damages, costs, penalties and expenses, including but not limited to attorneys' fees, costs and interest incurred by counsel of Company's choice, which may be sustained or incurred at any time by reason of:

i.	Executive's gross negligence or willful misconduct in performing or failing to perform any service within the scope of Executive's employment under this Agreement; or
ii.	Violations of the prohibitions of criminal statutes under federal or state law; or
iii.	Violations of the prohibitions of civil statutes or regulations under federal or state law (other than those involving simple or ordinary negligence).

b.    Company shall indemnify and hold Executive harmless from and against any and all claims or actions brought by any person or from liabilities, losses, damages, costs, penalties and expenses, including but not limited to attorneys' fees, costs and interest incurred by counsel of Executive's choice, which may be sustained or incurred at any time by reason of Executive's performance of his duties hereunder, responsibilities and duties set out in this Agreement, except as otherwise set forth in Article 9a hereof.

10.	Confidentiality.

a.    During the term hereof and at all times following the termination or expiration hereof, Executive shall keep confidential and not use or disclose to others, except as expressly consented to in writing by Company or as required by applicable federal, state and local laws and regulations, any secrets or confidential technology, proprietary information, customer lists, or trade secrets of Company, or any matter, formula, technique or thing ascertained by Executive through association with Company, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interests of Company. Executive further agrees that upon termination of this Agreement, Executive shall neither take nor retain, without prior written authorization from Company, any papers, patient lists, fee books, records, files, or other documents or copies thereof or other confidential information or formula of any kind belonging to Company pertaining to its clients, business, sales, financial condition, or products.

b.    For the purposes of this Agreement, the term "confidential information" shall mean all of the following materials and information (whether or not reduced to writing and whether or not patentable or subject to protection by a copyright) to which Executive receives access or which Executive develops, in whole or in part, as a direct or indirect result of Executive's employment with Company or in the course of Executive's employment with Company or through the use of any of Company's facilities or resources and shall include, but not be limited to: (i) computer software, product specifications, contract forms, pricing policies, clients, client lists, client and candidate requirements, suppliers, supplier lists,

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personnel data, production processes, business and marketing plans, or strategies, financial performance and projections, cost data, and other materials or information relating to the manner in which Company does business; (ii) intellectual property, discoveries, concepts and ideas, and the embodiment thereof, including, without limitation, the nature and results of research and development activities, processes, formulas, techniques, "know-how", designs, drawings and specifications; (iii) any other materials or information related to the business or activities of Company which are not generally known to others engaged in similar businesses or activities; (iv) all inventions; and (v) ideas which are derived from or related to Executive's access to or knowledge of any of the above enumerated materials and information.

c.    Executive agrees that the "confidential information" is and shall at all times remain the sole and exclusive property of Company and that any of the "confidential information" produced by Executive shall be considered work for hire and the exclusive property of Company.

d.    Without limiting other possible remedies to Company for the breach of this covenant, Executive agrees that an injunction or other equitable relief shall be available to enforce this covenant, and such relief to be without the necessity of posting a bond, cash or otherwise.

e.    The parties specially agree that confidential information does not include information that (i) is or becomes available to the public other than as a result of a disclosure by Executive, (ii) was within Executive's possession prior to the information being furnished to it by Company, during Executive's term of employment with Company, whether pursuant to this Agreement or in any other capacity as a consultant, Board Member or employee, or (iii) becomes available to Executive on a non-confidential basis and lawfully from a source other than Company, provided that such other source is not bound by a confidentiality agreement with Company.

f.     The terms of this Article 10 shall survive the termination or expiration of this Agreement.

g.    If the time limit set forth herein is ruled by any court of law or equity to be unreasonable, the court shall reform the time limit to a period the court deems to be the maximum reasonable time.

11.	.Non-Solicitation.

a.    Executive agrees that while Executive continues to be employed by Company and for a period of 1 year following termination of employment, for any reason, and for one (1) year upon expiration of this Agreement if this Agreement is not earlier terminated, Executive will not directly or indirectly employ or retain, or attempt to employ or retain, or assist anyone else to employ or retain any person who is then, or at any time during the preceding year, an Executive of Company.

b.    Since Company conducts business worldwide, the prohibitions of Articles 10 and 11 hereof, shall apply in and throughout the United States and worldwide.

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c.    Failure of any party at any time to insist upon strict performance of a condition, promise, agreement, or understanding set forth in Articles 10 and 11 hereof, shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such condition, promise, agreement or understanding at a future time.

d.    The parties agree that Company may assign this Agreement including the provisions of Articles 10 and 11 hereof, and any successor-in-interest shall have the right to full enforcement of this Agreement.

e.    The parties hereto agree that a breach of the provisions of Articles 10 and 11 hereof, by Executive would cause damages that are not readily ascertainable. The remedies under this Agreement include but are not limited to, temporary and permanent injunctions, actual damages and any other appropriate remedies at law and in equity.

12.	Miscellaneous Provisions.

a.    Florida Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. If any action, suit or proceeding is instituted as a result of any matter or thing affecting this Agreement, the parties hereby designate Manatee County, Florida, as the proper jurisdiction and the venue in which same is to be instituted.

b.    No Presumption. The fact that the first (or later) draft of this Agreement was prepared by counsel for either party shall create no presumptions and specifically shall not cause any ambiguities to be construed against the other party.

c.    Headings. The Paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

d.    Binding Effect. This Agreement shall be legally binding upon and shall operate for the benefit of the parties hereto, their respective heirs, personal and legal representatives, transferees, successors, assigns and beneficiaries.

e.    Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter addressed herein, and all prior understandings and agreements, whether written or oral, between and among the parties hereto relating to the subject matter of this Agreement are merged in this Agreement. Each party specifically acknowledges, represents and warrants that they have not been induced to sign this Agreement by any belief that the other will waive or modify the provisions of this Agreement in the future.

f.     Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

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g.    Counterparts. This Agreement may be signed and executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

h.    Non Assignable. This Agreement, or any provision thereof, being in the nature of personal services, may not be assigned by Executive nor duties delegated by Executive to any other person or entity and any such purported assignment or delegation is void ab initio.

i.     Modification. This Agreement may only be modified in writing and signed by each of the parties hereto.

j.     Plural and Gender. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

k.    Survival. All representations, warranties and provisions hereof without limitation shall survive the termination of this Agreement, the liquidation or dissolution of the Corporation, if any, and shall thereby continue in full force and effect at all times hereafter.

l.     No Waiver of Breach. The waiver or inaction by either party hereto of a breach of any condition of this Agreement by the other party shall not be construed as a waiver of any subsequent breach by such party, nor shall it constitute a waiver of that party's rights, actual or inherent. The failure of any party hereto in any instance to insist upon a strict performance of the terms of this Agreement or to exercise any Option herein shall not be construed as a waiver or a relinquishment in the future of such term or Option, but that the same shall continue in full force and effect.

m.   Merger. All prior agreements, discussions or matters heretofore pending between the parties, unless specifically referred to herein, have been merged into this Agreement and no claim or assertion based upon agreements, purported or otherwise, not herein contained shall be binding or enforceable by either party.

n.    Non-Disclosure. Executive shall execute such non-disclosure agreement with respect to confidential information of Company as is required of all executive staff of Company. Executive shall see that such non-disclosure agreements are executed by all executive staff as a condition of continued employment.

o.    Attorneys' Fees and Costs. If it should become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection therewith.

p.    Waiver of Jury Trial. To the extent permitted by law, in the event of a dispute between the parties, Executive and Company hereby elect to have a judge rather than a jury resolve any future disputes and hereby waive a trial by jury of any and all issues arising in any action or proceeding relating to this Agreement or to their employment

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relationship. However, for additional clarity, the following is a list of some of the types of claims included in this Waiver of Jury Trial: all claims in tort (for negligent or intentional acts), in contract (whether verbal or written), by statute, for constitutional violation, for wrongful discharge, discrimination, harassment, retaliation, or claims of personal injury, for compensatory, punitive, or other damages, expenses, reimbursements, or costs of any kind, including but not limited to, any and all claims, demands, rights, and/or causes of action arising out of their relationship from the beginning of time until the end of time. The Parties understand that the right to a trial by jury is a constitutional right and that this election to have a judge determine any claim, rather than a jury, is a voluntary choice.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MORGAN BEAUMONT, INC.
By:	/s/ Clifford Wildes
As Its:	Chairman
EXECUTIVE
By:	/s/ Raymond P. Springer
Raymond P. Springer

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Schedule 3(a)

Duties

1.           Executive is employed as Chief Financial Officer and Executive Vice President of Company.

2.           Executive shall report to the Chief Executive Officer of Company (the "CEO") and to the Audit Committee of the Board.

3.	The duties shall include the following:

(i)    Executive shall perform such duties as may be assigned from time to time at the direction of the CEO.

(ii)   Executive shall keep the CEO and the Audit Committee, as appropriate, informed and advised of all significant events relating to Executive's performance, Company, its personnel, liability, risk, compliance, finances, and other matters identified by the CEO, the Audit Committee and the Board.

(iii)  Executive shall be responsible for interacting with clients, Board members, funding sources, and other professional contacts in a professional friendly manner.

(iv)  Executive shall perform all duties ordinarily performed by an employee in an equivalent position of a comparable public company.

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Schedule 5

Compensation and Benefits

Company shall pay Executive the following amounts as compensation for the Services under this Agreement:

1.           Salary. Executive's annual salary shall be $185,000. That salary may be adjusted from time to time by Company in consultation with Executive.

2.           Bonus. Executive shall be entitled to a bonus per year for the Term of this Agreement of up to 75% of salary, at the discretion of the Board.

3.           Benefits. Executive shall be entitled to participate in the benefits offered to all Company employees pursuant to the terms and conditions of those plans and policies, which may change from time to time at Company's discretion. Company retains the right to cancel or change plans or policies in compliance with law.

4.          Vacation. Executive shall be entitled to three weeks of paid vacation each year of this Agreement. Vacation shall accrue pro rata each pay period throughout the year.

The benefits described above are consistent with present Company policies. Company reserves the right to unilaterally change its policies with respect to compensation and benefits at any time.

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Schedule 6

Expense Reimbursement

Executive shall be reimbursed for business related expenses in accordance with policies adopted by the Board, to include automobile allowance, Blackberry or similar device, and cellular telephone. To the extent the reimbursement of such expenses causes Executive to incur income tax liability in the opinion of Executive's CPA tax preparer, then Company shall reimburse Executive the amount of such income tax liability.

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Schedule 5(c)

Stock Participation

Executive will be issued Options pursuant to the Company's 2004 Amended Incentive Stock Plan, in accordance with the terms of the Nonqualified Stock Option Agreement attached hereto.

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